UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2011

MATTERSIGHT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 877.235.6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2011 (the “Form 8-K”), Mattersight Corporation (the “Company”) appointed Tyson J. Marian as its Vice President of Marketing and Chief Strategy Officer. This Form 8-K/A is being filed to supplement the Form 8-K with additional information regarding Mr. Marian’s prior business experience.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Prior to joining the Company, Mr. Marian served as Managing Director and Head of Corporate Strategy & Development of TeleTech Holdings, Inc. from July 2008 to June 2011. In this capacity, Mr. Marian was responsible for streamlining operational effectiveness, developing partnerships, and new business initiatives, as well as targeting and negotiating TeleTech’s merger and acquisition activities. Prior to joining TeleTech, Mr. Marian was a buy-side investment banker for Morgan Stanley from March 2005 to April 2007 and joined its Financial Institutions Group in 2007 where he focused on mergers and acquisitions within the Financial and Business Service Verticals before leaving in April 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: June 22, 2011	By:	/S/ WILLIAM B. NOON
William B. Noon
Vice President and Chief Financial Officer